UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 28, 2015 (Date of earliest event reported:  April 24, 2015)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2015, RBC Bearings Incorporated (the “Company”) and Roller Bearing Company of America, Inc. (“RBCA”) entered into a Credit Agreement (the “Credit Agreement”) and related Guarantee, Pledge Agreement and Security Agreement with Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer and the other lenders party thereto. The Credit Agreement provides RBCA, as Borrower, with (a) a $200,000,000 term loan facility (the “Term Loan Facility”) and (b) a $350,000,000 revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Facilities”).

Amounts outstanding under the Facilities generally bear interest at (a) a base rate determined by reference to the higher of (1) Wells Fargo’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the one-month LIBOR rate plus 1% or (b) LIBOR rate plus a specified margin, depending on the type of borrowing being made. The applicable margin is based on the Company's consolidated ratio of total net debt to consolidated EBITDA from time to time. Currently, the Company's margin is 0.50% for base rate loans and 1.50% for LIBOR rate loans.

The Term Loan Facility and the Revolving Credit Facility will mature on April 24, 2020 (the “Maturity Date”). The Company can elect to prepay some or all of the outstanding balance from time to time without penalty. Commencing one full fiscal quarter after April 24, 2015 (the “Closing Date”), the Term Loan Facility will amortize in quarterly installments as set forth below with the balance payable on the Maturity Date unless otherwise extended in accordance with the terms of the Term Loan Facility.

Date	Term Loan Repayment Amount
September 30, 2015	1.25%
December 31, 2015	1.25%
March 31, 2016	1.25%
June 30, 2016	1.25%
September 30, 2016	1.25%
December 31, 2016	1.25%
March 31, 2017	1.25%
June 30, 2017	1.25%
September 30, 2017	1.875%
December 31, 2017	1.875%
March 31, 2018	1.875%
June 30, 2018	1.875%
September 30, 2018	2.50%
December 31, 2018	2.50%
March 31, 2019	2.50%
June 30, 2019	2.50%
September 30, 2019	3.125%
December 31, 2019	3.125%
March 31, 2020	3.125%
Initial Term Loan Maturity Date	Remaining outstanding amounts

The Credit Agreement requires the Company to comply with various covenants, including the following financial covenants beginning with the test period ending September 30, 2015: (a) a maximum Total Net Leverage Ratio of 3.50:1.00; provided that, no more than once during the term of the Facilities, such maximum ratio applicable at such time may be increased by the Borrower to 4.00:1.00 for a period of twelve (12) months after the consummation of a material acquisition and (b) a minimum Interest Coverage Ratio of 2.75:1.00.

The Credit Agreement allows the Company to, among other things, make distributions to shareholders, repurchase its stock, incur other debt or liens, or acquire or dispose of assets provided that the Company complies with certain requirements and limitations of the Credit Agreement.

The Company's obligations under the Credit Agreement are secured as well as providing for a pledge of substantially all of the Company's and RBCA's assets. The Company and certain of its subsidiaries have also entered into a Guarantee to guarantee RBCA's obligations under the Credit Agreement.

The Credit Agreement, the Guarantee, the Pledge Agreement and the Security Agreement (collectively, the “Agreements”) are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The Company maintains a variety of relationships with a number of the lenders that are parties to the Credit Agreement, including comprehensive banking services that involve the majority of the Company’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs.

The above summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01.

The above summary of the Guaranty Agreement is qualified in its entirety by reference to the full text of the Guaranty Agreement, a complete copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference in response to this Item 1.01.

The above summary of the Security Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference in response to this Item 1.01.

The above summary of the Pledge Agreement is qualified in its entirety by reference to the full text of the Security Agreement, a complete copy of which is attached hereto as Exhibit 10.4 and is hereby incorporated by reference in response to this Item 1.01.

Item 1.02	Termination of A Material Definitive Agreement.

On April 24, 2015, the Company repaid the outstanding amounts under its existing Credit Agreement dated as of November 30, 2010 with certain lenders and J.P. Morgan Chase Bank, N.A., as Administrative Agent and terminated the existing Credit Agreement, Security Agreement, Guaranty and ancillary agreements. No early termination penalties were incurred by the Company. The material terms of the terminated Credit Agreement, Security Agreement and Guaranty are set forth respectively in Exhibits 10.2, 10.2 and 10.3 of the Company’s Current Report on Form 8-K filed December 1, 2010 and are incorporated herein by reference. The Credit Agreement was to mature on November 30, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01, “Entry into a Material Definitive Agreement” to Current Report on Form 8 K filed March 26, 2015, is hereby incorporated by reference herein.

On April 24, 2015, the acquisition as substantially described in the Purchase Agreement (as defined in Item 1.01, “Entry into a Material Definitive Agreement” to Current Report on Form 8-K filed March 26, 2015) was consummated pursuant to the terms of the Purchase Agreement.

The preceding is qualified in its entirety by reference to the news release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See Item 1.01 “Entry into a Material Definitive Agreement” above. The descriptions of the Credit Agreement, the Guaranty Agreement, the Security Agreement and the Pledge Agreement set forth under Item 1.01 above are hereby incorporated by reference in their entirety in response to this Item 2.03.

Item 8.01	Other Events.

On April 24, 2015, the Company issued a news release announcing that it has completed and closed on the acquisition of the Sargent Aerospace & Defense business of Dover Corporation. A copy of the Company’s news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)            Financial Statements for Businesses Acquired.

The financial information required to be filed with respect to the acquired business disclosed in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)            Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 will be filed as soon as practicable, and in any event within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)        Exhibits

Exhibit 10.1       Credit Agreement, dated April 24, 2015, by and among Roller Bearing Company of America, Inc. as Borrower, RBC Bearings Incorporated, Wells Fargo Bank, National Association, as Administrative Agent and various Lenders party thereto.

Exhibit 10.2       Guarantee, dated April 24, 2015, by and among RBC Bearings Incorporated, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

Exhibit 10.3       Security Agreement, dated April 24, 2015, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Creditors.

Exhibit 10.4       Pledge Agreement, dated April 24, 2015, by and among Roller Bearing Company of America, Inc., RBC Bearings Incorporated, the subsidiary pledgors party thereto and Wells Fargo Bank, National Association, as Collateral Agent for the benefit of the Secured Creditors.

Exhibit 99.1       Company Press Release, dated April 24, 2015.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 28, 2015

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary

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